As filed with the Securities and Exchange Commission on October 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COINSHARES PLC

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2 Hill Street

St. Helier, JE2 4UA

Jersey

(Address of Principal Executive Offices)(Zip Code)

CoinShares PLC 2026 Equity Incentive Plan

(Full title of the plan)

CoinShares Co
437 Madison Ave, 28th Floor
New York, NY 10022

(Name and address of agent for service)

+44 1534 513 100

(Telephone number, including area code, of agent for service)

With copies to:

Daniel Forman Ethan Silver Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel.: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CoinShares PLC (the “Registrant”) for the purpose of registering ordinary shares, no par value, of the Registrant (“Ordinary Shares”), reserved for issuance under the CoinShares PLC 2026 Equity Incentive Plan (together with each sub-plan, appendix and set of regional terms adopted thereunder, the “Plan”), consisting of 14,495,822 Ordinary Shares initially available for awards under the Plan, following the approval of the Plan by the Registrant’s shareholders at its extraordinary general meeting held on September 15, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s shell company report on Form 20-F (with the exception of the consolidated financial statements of Odysseus

Holdings Limited from August 29, 2025 (Inception) to September 18, 2025), filed with the Commission on March 31, 2026;

(b)	The Registrant’s annual report on Form 20-F, for the fiscal year ended December 31, 2025, filed with the Commission on April 30, 2026;

(c)	The fiscal 2026 first half financial results in Exhibit 99.3 to the Registrant’s report on Form 6-K filed with the Commission on September 14, 2026; and

(d)

The description of the Registrant’s Ordinary Shares, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 31, 2026, including all other amendments and reports filed for the purpose of updating such description, including in the Registrant’s annual report on Form 20-F filed with the Commission on April 30, 2026.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent expressly designated therein as being incorporated by reference herein, any Report on Form 6-K furnished by the Registrant, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (other than documents and information furnished and not filed in accordance with Commission rules, including any corresponding exhibits thereto, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Jersey law.

Subject to the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”), the Registrant’s memorandum and articles of association permit the Registrant to indemnify any director against any liability and to purchase and maintain insurance against any liability for any director.

However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that, subject to any contrary provisions in the articles of association, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with any proceedings, any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, by reason of the fact that the person is or was an officer of the company; or

(b) is or was, at the request of the company, serving as an officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

The indemnity will not apply unless the relevant person has acted honestly and in good faith and in what they believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Article 77A of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and the Registrant maintains a directors’ and officers’ liability insurance policy for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1**

Amended and Restated Memorandum and Articles of Association of CoinShares PLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Shell Company Report on Form 20-F, filed with the SEC on March 31, 2026).

4.2*	CoinShares PLC 2026 Equity Incentive Plan.
4.3*	CoinShares PLC 2026 Equity Incentive Plan – French Sub-Plan
4.4*	Form of Restricted Stock Unit Agreement (Country Appendices).
4.5*	Form of Restricted Share Unit Award Grant Notice and Agreement (French Sub-Plan).
5.1*	Opinion of Carey Olsen Jersey LLP.
23.1*	Consent of BDO LLP, independent registered public accounting firm, Coinshares PLC.
23.2*	Consent of BDO LLP, independent registered public accounting firm, CoinShares International Limited.
23.3*	Consent of BDO LLP, independent registered public accounting firm, CoinShares International Limited.
23.4*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm, Vine Hill Capital Investment Corp.
23.5*	Consent of Carey Olsen Jersey LLP (included as part of Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to the original Registration Statement on Form F-1, filed on May 15, 2026).
107.1*	Filing Fee Table.

____________

* Filed herewith.

** Previously filed.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baliwick of Jersey, Channel Islands, on October 16, 2026.

CoinShares PLC

By:	/s/ Jean-Marie Mognetti
Name:	Jean-Marie Mognetti
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of CoinShares PLC hereby constitute and appoint Jean-Marie Mognetti and Matt Morris and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post effective amendments to the Registration Statement and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on October 16, 2026.

Signature	Title

/s/ Jean-Marie Mognetti	Chief Executive Officer, President and Executive Director
Jean-Marie Mognetti	(Principal Executive Officer)

/s/ Matt Morris	Chief Financial Officer
Matt Morris	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Grinberg	Director
Paul Grinberg

/s/ Daniel Masters	Director
Daniel Masters

/s/ Christopher D. Myers	Director
Christopher D. Myers

/s/ Caroline D. Pham	Director
Caroline D. Pham

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of CoinShares PLC has signed this Registration Statement in the City of New York, State of New York, on October 16, 2026.

CoinShares Co.

By:	/s/ Jean-Marie Mognetti
Name:	Jean-Marie Mognetti
Title:	Director